EXHIBIT 99.1

NetManage Confirms Receipt of Letter from Stockholders

CUPERTINO, Calif., Sept. 1, 2006 (PRIMEZONE) -- NetManage, Inc. (Nasdaq:NETM), a leading software company that provides solutions for integrating, Web enabling and accessing enterprise information systems, confirmed today that it has received a letter from Riley Investment Management, LLC and Zeff Capital Partners, L.P., each a stockholder of NetManage, informing NetManage of their interest in acquiring all outstanding shares of NetManage common stock that they do not already own for $5.25 per share in cash.

NetManage's Board of Directors, consistent with its fiduciary duties and in consultation with its advisors, expects to meet in due course to review and discuss this letter and thereafter will advise NetManage stockholders of its position regarding this letter.

About NetManage

NetManage, Inc. (Nasdaq:NETM), a software company that provides solutions for integrating, Web enabling, and accessing enterprise information systems. More than 10,000 customers worldwide, including a majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

Note Regarding Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements that are intended to be covered by the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release concerning activities, events or developments that NetManage expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Additional information on these and other risks, uncertainties and factors is included in NetManage's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the Securities and Exchange Commission.

CONTACT:  The Blueshirt Group
          Alex Wellins
          415-217-7722 (Investors)
          alex@blueshirtgroup.com

          NetManage, Inc.
          Ken Robinson
          408-342-7118 (Media)
          Ken.Robinson@netmanage.com